UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

ESAB Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41297	87-0923837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

909 Rose Avenue, 8th Floor
North Bethesda, MD 20852
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9099
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2026, ESAB Corporation (the “Company”) announced the appointment of R. Brent Jones as Executive Vice President and Chief Financial Officer, effective early May 2026. Upon joining the Company, Mr. Jones will serve as the Company’s principal financial officer.

Mr. Jones, age 56, has served as Executive Vice President and Chief Financial Officer of Avantor, Inc., a life sciences solutions provider, since August 2023. Previously, Mr. Jones was Executive Vice President, Chief Financial Officer and Chief Operating Officer at LifeScan Global Corporation, a medical devices company, from March 2023 to July 2023 and Chief Financial Officer at LifeScan from February 2020 to March 2023. Earlier in his career, Mr. Jones served as Chief Financial Officer at Klöckner Pentaplast Group, a global packaging products manufacturer, from April 2016 to August 2018. He also held the role of interim Chief Financial Officer at Pall Corporation, where he led the company's $13.8 billion sale to Danaher in 2015. Mr. Jones began his career in investment banking with firms including Merrill Lynch and Bank of America, and practiced corporate law at Cravath, Swaine & Moore. He holds an A.B. in Biochemistry and Asian Studies from Dartmouth College and a J.D. from Yale Law School.

There are no arrangements or understandings between Mr. Jones and any other persons pursuant to which he was selected for his position with the Company. There are no family relationships between Mr. Jones and any director or executive officer of the Company, and Mr. Jones has not participated in any “related party transactions” with the Company as set forth in Item 404(a) of Regulation S-K.

The Company entered into a letter agreement with Mr. Jones on March 30, 2026 which established his compensation. Mr. Jones’s annual base salary will be $660,000. Mr. Jones will be eligible to participate in the Company’s Annual Incentive Plan with a target bonus of 80% of his annual base salary. Mr. Jones will also be eligible to participate in the Company’s long-term incentive plan and will receive an annual equity award with a target value of $1,800,000 starting in 2026. Mr. Jones will receive a transition bonus of $1,000,000, payable in two equal installments within 30 days of his start date and the first anniversary thereof. In the event Mr. Jones terminates his employment relationship with the Company prior to the expiration of two years after each installment, Mr. Jones’s is required to repay a pro-rata portion of the amount paid. Mr. Jones will also receive a grant of restricted stock units with a target value of $3,000,000, which will vest ratably over three years. Mr. Jones will participate in the same relocation, vacation, health, welfare, and retirement plans and policies as similarly situated executives. Mr. Jones will also enter into indemnification and change in control agreements with the Company, the forms of which were previously filed as Exhibit 10.7 and Exhibit 10.31, respectively, to the Company’s registration statement on Form 10-12B/A (File No. 001-41297) as filed with the Securities and Exchange Commission on March 11, 2022.

On March 30, 2026, Kevin Johnson, Executive Vice President and Chief Financial Officer of the Company, submitted his resignation to pursue a CFO opportunity at a privately held company. Mr. Johnson will support ESAB in facilitating a smooth transition. Mr. Johnson’s decision to resign was due to personal reasons and was not a result of any disagreement with the Company on any matter relating to the Company’s financial statements, internal control over financial reporting, operations, policies or practices. Mr. Johnson’s last day of employment with the Company is expected to be on or about March 31, 2026. Shyam Kambeyanda, the Company’s President and Chief Executive Officer, will act as interim principal financial officer until Mr. Jones joins the Company.

Separately, on March 30, 2026, Renato Negro, Vice President, Chief Accounting Officer and Corporate Controller of the Company, informed the Company that he is resigning to pursue an opportunity at another company. Mr. Negro’s decision to resign was due to personal reasons and was not a result of any disagreement with the Company on any matter relating to the Company’s financial statements, internal control over financial reporting, operations, policies or practices. Mr. Negro’s last day of employment with the Company is expected to be on or about April 3, 2026.

Julie Han, Vice President, Assistant Controller of the Company, has been appointed Vice President, Chief Accounting Officer and Corporate Controller and will serve as principal accounting officer, effective April 1, 2026. Ms. Han, age 48, has served as the Company’s Vice President, Assistant Controller since January 2020. She previously served as the Company’s North America Controller from May 2019 to March 2020 and Director of External Reporting and Technical Accounting of the Company’s prior parent company, Colfax Corporation (now Enovis), from September 2017 to May 2019. She also held a variety of accounting and financial reporting roles at U.S. Silica Company from July 2013 to September 2017 and served as a Senior Auditor and Manager at KPMG from January 2007 to June 2013. Ms. Han holds a Masters in Accounting from The George Washington University and a Masters in Physical Oceanography from The Johns Hopkins University.

There are no arrangements or understandings between Ms. Han and any other persons pursuant to which she was selected for her position with the Company. There are no family relationships between Ms. Han and any director or executive officer of the Company, and Ms. Han has not participated in any “related party transactions” with the Company as set forth in Item 404(a) of Regulation S-K.

As the Company’s Chief Accounting Officer, Ms. Han will receive an annual base salary of $330,000. Ms. Han will be eligible to participate in the Company’s Annual Incentive Plan with a target bonus of 45% of her base salary as well the Company’s long-term incentive plan with a target annual equity award of 45% of her base salary. In connection with her promotion, Ms. Han will also receive a one-time grant of restricted stock units with a target value of $100,000, which will vest ratably over three years.

Item 7.01 Regulation FD Disclosure.

On April 2, 2026, the Company issued a press release announcing the Chief Financial Officer transition described in Item 5.02 of this Form 8-K as well as reaffirming its 2026 Outlook regarding core sales, core aEBITDA and core aEPS as previously announced in its press release on February 2, 2026. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained under this Item 7.01 in this Current Report on Form 8-K, including the information included in Exhibit 99.1 hereto, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	ESAB Corporation press release, dated April 2, 2026

104	Cover Page Interactive Data File - The cover page from this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 2, 2026

ESAB CORPORATION

By:	/s/ Curtis E. Jewell
	Name:	Curtis E. Jewell
	Title:	SVP, General Counsel

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